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                                                                  EXHIBIT 10.12


                              URSUS TELECOM FRANCE

                              Protocol of Agreement
                              of November 20, 1997

                              PROTOCOL OF AGREEMENT

Between the undersigned:

Ursus Telecom Corporation, a company subject to the laws of the State of Florida (United States), headquartered at 440 Sawgrass Corporate Pkwy, Suite 112, Sunrise, FL 33325 USA, and represented by Mr. Luca Giussani, hereinafter referred to as "Ursus Telecom Corporation,"

                                                    As party of the first part,

And,

Central Call International, a limited liability company with capital in the amount of 50,000 francs, headquartered at 110, rue de Longchamp in Paris (75116), registered in the Register of Commerce and Companies of Paris under the number B 395 189 061, and represented by its manager, Mr. Guillaume de Beaurepaire, hereinafter referred to as "Central Call,"

                                                    As party of the second part,

And,

Mondial Telecom, a limited liability company with capital in the amount of 55,000 francs, headquartered at 34, boulevard Exelmans in Paris (75016), in the process of being assigned a registration number in the Register of Commerce and Companies of Paris following the transfer of the headquarters from Papeete to Paris, and represented by its manager, Mr. Paul-Henry Derly, hereinafter referred to as "Mondial Telecom,"

                                                    As party of the third part.

It being stipulated that "Party" signifies any one of the Parties to the present protocol of agreement and that "Parties" refers indiscriminately to all the Parties to the present protocol of agreement.

IT HAS PREVIOUSLY BEEN ESTABLISHED:

(A) Ursus Telecom Corporation, Central Call and Mondial Telecom each carry out an activity related to the supply and marketing of telecommunications services open to competition.

(B) Ursus Telecom Corporation, Central Call and Mondial Telecom have indicated the desire to combine the experience they have acquired separately and to establish a partnership that shall allow them to enhance and exploit their complementarity to the greatest extent possible.

(C) The partnership between Ursus Telecom Corporation, Central Call and Mondial Telecom shall take the form of a capitalistic alliance within Ursus Telecom France, a limited liability company with capital in the amount of 50,000 francs, headquartered at 110, rue de Longchamp in Paris (75116), registered in the Register of Commerce and Companies of Paris under the number B 413 441 395, and whose articles of incorporation appear in Attachment 1 hereto, it being clarified that to date, Ursus Telecom


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     Corporation owns almost all the shares of capital stock (hereinafter "Ursus
     Telecom France").

     Consequently, Ursus Telecom Corporation, Central Call and Mondial Telecom have agreed to enter into the present protocol of agreement that sets forth the basic principles and terms of the partnership they have decided to establish for the operation and development of Ursus Telecom France (hereinafter the "Protocol"), with the stipulation that certain provisions of the Protocol shall be reviewed, detailed and finalized in definitive agreements that shall be entered into by the Parties or by the Parties and Ursus Telecom France.

THIS HAVING BEEN ESTABLISHED, IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - Activities of Ursus Telecom France

1.1  Operation of Ursus Telecom France

     Ursus Telecom France has and shall have as activity (i) the installation and operation on French territory of telecommunications equipment set up or used to supply the public with telecommunications services (ii) the supply and marketing of all telecommunications services open to competition and free enterprise, and (iii), subject to procurement of the authorizations required by the French Postal and Telecommunications Code, the supply and marketing of telecommunications services subject to prior government authorization.

     The Parties agree that the partnership that they have decided to establish among themselves requires that operation of Ursus Telecom France begin as soon as possible and no later than January 1, 1998, it being stipulated that if, on this date, operation of Ursus Telecom France has not begun, more particularly for reasons associated with the installation of the technical equipment described in section 1.2 hereinafter, the Parties shall meet to determine together and in good faith, a new date that, in any event, may not result in extending the term of the Protocol as such is stipulated in article 6 hereinafter.

1.2  Obligations of Ursus Telecom Corporation

     Ursus Telecom Corporation binds itself to make available to Ursus Telecom France, under the conditions and in accordance with the terms to be stipulated in a definitive agreement between Ursus Telecom Corporation and Ursus Telecom France, all the technical equipment, and primarily a switch described in Attachment 2 to this protocol, that shall be indispensable to the operation of Ursus Telecom France, the list whereof shall be established in the aforementioned definitive agreement.

     Ursus Telecom Corporation agrees to make the technical equipment mentioned in the preceding paragraph available to Ursus Telecom France within a sufficient time period so as to allow the start-up of operation of Ursus Telecom France under the conditions described in section 1.1 above.

     Ursus Telecom Corporation agrees to insure that the technical equipment that it shall make available to Ursus Telecom France pursuant to the present section complies with the legal and regulatory provisions in force in France.

1.3  Relations between Ursus Telecom Corporation and Ursus Telecom France

     Concomitant with the availability of the technical equipment as set forth by the provisions of section 1.2 above, Ursus Telecom Corporation shall enter into an agreement according to which Ursus Telecom


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     Corporation owns almost all the shares of capital stock (hereinafter "Ursus
     Telecom France").

     Consequently, Ursus Telecom Corporation, Central Call and Mondial Telecom have agreed to enter into the present protocol of agreement that sets forth the basic principles and terms of the partnership they have decided to establish for the operation and development of Ursus Telecom France (hereinafter the "Protocol"), with the stipulation that certain provisions of the Protocol shall be reviewed, detailed and finalized in definitive agreements that shall be entered into by the Parties or by the Parties and Ursus Telecom France.

THIS HAVING BEEN ESTABLISHED, IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - Activities of Ursus Telecom France

1.1  Operation of Ursus Telecom France

     Ursus Telecom France has and shall have as activity (i) the installation and operation on French territory of telecommunications equipment set up or used to supply the public with telecommunications services (ii) the supply and marketing of all telecommunications services open to competition and free enterprise, and (iii), subject to procurement of the authorizations required by the French Postal and Telecommunications Code, the supply and marketing of telecommunications services subject to prior government authorization.

     The Parties agree that the partnership that they have decided to establish among themselves requires that operation of Ursus Telecom France begin as soon as possible and no later than January 1, 1998, it being stipulated that if, on this date, operation of Ursus Telecom France has not begun, more particularly for reasons associated with the installation of the technical equipment described in section 1.2 hereinafter, the Parties shall meet to determine together and in good faith, a new date that, in any event, may not result in extending the term of the Protocol as such is stipulated in article 6 hereinafter.

1.2  Obligations of Ursus Telecom Corporation

     Ursus Telecom Corporation binds itself to make available to Ursus Telecom France, under the conditions and in accordance with the terms to be stipulated in a definitive agreement between Ursus Telecom Corporation and Ursus Telecom France, all the technical equipment, and primarily a switch described in Attachment 2 to this protocol, that shall be indispensable to the operation of Ursus Telecom France, the list whereof shall be established in the aforementioned definitive agreement.

     Ursus Telecom Corporation agrees to make the technical equipment mentioned in the preceding paragraph available to Ursus Telecom France within a sufficient time period so as to allow the start-up of operation of Ursus Telecom France under the conditions described in section 1.1 above.

     Ursus Telecom Corporation agrees to insure that the technical equipment that it shall make available to Ursus Telecom France pursuant to the present section complies with the legal and regulatory provisions in force in France.

1.3  Relations between Ursus Telecom Corporation and Ursus Telecom France

     Concomitant with the availability of the technical equipment as set forth by the provisions of section 1.2 above, Ursus Telecom Corporation shall enter into an agreement according to which Ursus Telecom


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     Corporation shall be responsible for the ordinary maintenance of said equipment, nor including the supply of spare parts, for a renewable minimum period of five (5) years, and shall supply Ursus Telecom France with technical assistance during its use. It shall expressly be agreed, and Central Call and Mondial Telecom hereby accept, that Ursus Telecom Corporation shall collect an annual fixed compensation of sixty thousand dollars US (60,000 $) in exchange for the services that it shall perform under the aforementioned agreement, it being stipulated that this annual fixed compensation paid by Ursus Telecom France shall be revised each year in accordance with the terms that shall be stipulated in the agreement to be signed by Ursus Telecom Corporation and Ursus Telecom France.

     More generally, Ursus Telecom Corporation shall sign any agreements necessary for the operation and development of Ursus Telecom France.

1.4  Obligations of Central Call and of Mondial Telecom

     Central Call and Mondial Telecom agree to transfer to Ursus Telecom France, under the conditions and in accordance with the terms that shall be set forth in the definitive agreements signed by Central Call and Ursus Telecom France, on the one hand, and by Mondial Telecom and Ursus Telecom France on the other, all of their respective customers and the related files connected with the supply and marketing in France of the telecommunications services defined in section 1.1 above, as such customers shall be described, with respect to Central Call and Mondial Telecom respectively, in Attachment 3 and in Attachment 4 of this protocol of agreement.

     Central Call and Mondial Telecom agree to pay Ursus Telecom Corporation any amounts they may owe Ursus Telecom Corporation, as needed, no later than the date set by the Parties in section 1.1 above.

     Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, bind themselves with respect to Ursus Telecom Corporation as of the signing of the Protocol, to establish the partnership covered by the Protocol as exclusive, and, as a consequence, not to conduct any discussions or negotiations, either by themselves or through their respective counsels, for the purpose of entering into any agreements of any kind with any third parties involving similar or related activities to those carried out by Ursus Telecom France.

     Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, agree with respect to Ursus Telecom Corporation as of the date this Protocol shall be signed, not to carry out, directly or indirectly, in any manner whatsoever, any activity likely to compete with the activities of Ursus Telecom France, not to have any interest in or participate in any investment, directly or indirectly, in any business likely to compete with Ursus Telecom France for as long as Central Call and Mondial Telecom shall be shareholders in Ursus Telecom France, pursuant to the provisions of article 2 hereinafter and for a period of three (3) years after they have ceased to be shareholders in Ursus Telecom France.

     As a consequence of the provisions of the second and third paragraphs above, Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, agree to offer first and as a priority to Ursus Telecom Corporation and to Ursus Telecom France all projects involving activities similar or related to those carried out by Ursus Telecom France, it being stipulated that they may only be involved, directly or indirectly, in such activities if the projects presented were previously rejected by Ursus Telecom Corporation and by Ursus


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     Telecom France within the framework of the provisions of article 3, section
     3.2 (f) hereinafter.

Article 2 - Entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France

2.1  Increase of the capital stock of Ursus Telecom France

     The Parties agree that the partnership that they decided to set up between themselves involves the entry of Central Call and of Mondial Telecom into the capital of Ursus Telecom France, that shall take the form of a capital increase whereupon the holding of each of the Parties in the capital of Ursus Telecom France shall be as follows:

     - Ursus Telecom Corporation:    fifty percent (50 %) plus two (2) shares of
                                     capital stock;

     - Central Call:                 twenty-five percent (25 %) less one (1)
                                     share of capital stock;

     - Mondial Telecom:              twenty-five percent (25 %) less one (1)
                                     share of capital stock.

     These holdings were determined by the Parties in exchange for the conventional appraisal of the contributions that each of them shall make to Ursus Telecom France, under the conditions and in accordance with the terms that the Parties shall set forth as soon as possible and no later than the date set in article 2, section 2.2 above, as such contributions are defined in article 1 above.

     The increase of the capital stock of Ursus Telecom France, a part whereof, or, if necessary, all thereof shall be reserved for Central Call and Mondial Telecom, shall be accomplished through in-kind contributions or by cash contributions.

     Ursus Telecom Corporation shall insure that the manager of Ursus Telecom France calls a general meeting of shareholders of Ursus Telecom France for the purpose of voting on the capital increase described in the present section no later than the date set by the Parties for the start of operations of Ursus Telecom France, pursuant to the provisions of article 1, section 11 above.

     Ursus Telecom Corporation binds itself with respect to Central Call and Mondial Telecom, subject to the signing of a shareholders' agreement by the Parties, as set forth by the provisions of article 5 hereinafter, to ratify all the resolutions that shall appear on the agenda of the aforementioned general meeting of shareholders relating to the increase in Ursus Telecom France capital stock.

     Central Call, Mondial Telecom and, as needed, Ursus Telecom Corporation agree to subscribe all the new shares of capital stock that shall be issued for their benefit at the time of the increase of Ursus Telecom France capital, and to pay them up in full through in-kind and/or cash payments or by compensation with sure, liquid and payable debts that they hold, should the case arise, on Ursus Telecom France.

2.2 Effective date of the entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France

     The entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France must take place no later than January 1, 1998, it being stipulated that if, on this date, the increase in the capital


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     stock of Ursus Telecom France has not been completed, the Parties shall meet to determine a new date that, in any event, may not result in extending the term of the Protocol, as such is stipulated in article 6 hereinafter.

2.3 Administration of Ursus Telecom France prior to the entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France

     The Parties agree, and Ursus Telecom Corporation shall insure with respect to Central Call and Mondial Telecom, that during the period between the date the Protocol shall be signed and the date of entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France, Ursus Telecom France shall conduct its activities, insofar as possible, with customary and due diligence.

     Additionally, Ursus Telecom Corporation guarantees Central Call and Mondial Telecom that no significant strategic, financial, technical or commercial decisions may be made during the period described in the preceding paragraph without the prior cooperation of the Parties.

Article 3 - Functioning of Ursus Telecom France

3.1  Management of Ursus Telecom France

     The Parties agree that as of the entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France under the conditions set forth by the provisions of article 2 above, Ursus Telecom France shall be managed by two co-managers who shall each have the same powers and who shall be appointed by the general meeting of shareholders of Ursus Telecom France at the proposal of Central Call and Mondial Telecom.

     Ursus Telecom Corporation agrees to vote in favor of appointing the two individuals, one proposed by Central Call and the other by Mondial Telecom, as co-managers of Ursus Telecom France, it being stipulated that the first two (2) co-managers shall be Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly.

3.2  Ursus Telecom France management decisions

     The Parties expressly agree that the powers of the co-managers shall be limited by the articles of incorporation, and that they must receive the prior authorization of the shareholder or shareholders, voting under the conditions set forth by the articles of incorporation and representing the majority of capital stock shares, for all of the following decisions:

     (a) establishment of a subsidiary, opening of a secondary establishment or of an agency, acquisition of a business, acquisition or subscription of shares or of capital stock in another company and, more generally, any acquisition of holdings, direct or indirect, in any legal entity regardless of the type thereof;

     (b) sale of a strategic asset of Ursus Telecom France, it being specified that this term designates in a general manner any asset necessary for the operation of Ursus Telecom France or that plays a significant part in the valorization thereof;

     (c) signing of any contract and/or modification of any contractual relation, including the termination of any contract between Ursus Telecom France and a co-manager or shareholder or a company in which a co-manager or a shareholder is directly or indirectly involved;


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     (d)  commitment of Ursus Telecom France in projects involving the supply and sale of telecommunications services subject to prior government approval;

     (e) commitment of Ursus Telecom France in projects that involve the performance of activities other than those described in article 1 above;

     (f) strategic decision or commitment of Ursus Telecom France in projects that involve investments in excess of one hundred fifty thousand francs (150,000 Frf);

     (g)  adoption of the annual budget and of the business plan provided for in article 3, section 3.3 hereinafter;

     (h) securities, endorsements, guarantees given or received by Ursus Telecom France on its behalf or on behalf of third parties;

     (i) endorsement of any loan in an amount greater than fifty thousand francs (50,000 Frf.);

     (j) granting by Ursus Telecom France of a loan or advance to a third party;

     (k) pledge of security collateral, mortgage or the granting of any other security of any kind whatsoever involving the assets of Ursus Telecom France.

     The Parties expressly agree that the provisions of the present section shall be integrated into the articles of incorporation of Ursus Telecom France no later than at the time of the general meeting of shareholders that must vote on the capital increase described in article 2, section 2.1 above.

3.3  Administration and financing of Ursus Telecom France

     The Parties agree that Ursus Telecom France shall be managed on the basis of an annual budget that shall be presented by the two (2) co-managers and adopted in accordance with the conditions set forth by the provisions of section 3.2 (g) above. The annual budget must, in particular, specify the mode of functioning of Ursus Telecom France.

     Additionally, the activities of Ursus Telecom France shall be developed in accordance with a business plan prepared by the Parties at the start of each fiscal period and revised on a regular basis.

Article 4 - Provisions pertaining to the sale and assignment of capital stock shares

4.1  Right of pre-emption

     Without prejudice to the enforcement of the provisions of the articles of incorporation of Ursus Telecom France pertaining to the approval of new shareholders, and excepting sales of capital stock shares that took place pursuant to the provisions of section 4.3 hereinafter, any sale of shares of capital stock contemplated by any of the Parties shall initiate the right of pre-emption of the other Parties in proportion to the percentage of shares that they own without taking into consideration the shares of the Party who is contemplating selling.

     The right of pre-emption must be exercised for all the shares offered for sale by the Party wishing to sell and under the same conditions, particularly as regards price, as those set forth for the sale initially planned by said Party.


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4.2  Promise to sell shares of capital stock

     Without prejudice to the enforcement of the provisions of the articles of incorporation of Ursus Telecom France pertaining to the approval of new shareholders and of those resulting from section 4.3 hereinafter, in the event the major shareholder plans to sell all his shares of capital stock to one or more third parties, Central Call and Mondial Telecom irrevocably bind themselves, unless they exercise their right of preemption as stipulated in section 4.1 above, to sell to the major shareholder or to the third-party assignee(s) all the shares they own in the capital stock of Ursus Telecom France, if the major shareholder and/or the third-party assignee indicate their desire, under the same conditions, particularly as regards price, as those set forth for the sale initially planned by the major shareholder.

4.3 Purchase by Ursus Telecom Corporation of the shares owned by Central Call and Mondial Telecom

     In the event Ursus Telecom Corporation is offered on a regulated market or stock exchange in the United States, Ursus Telecom Corporation agrees to purchase all the shares of stock owned by Central Call and Mondial Telecom in the capital of Ursus Telecom France, if these latter companies so request, under the conditions and in accordance with the terms that shall be set forth in a definitive agreement signed by the Parties no later than at the time of the general meeting of shareholders called to vote on the capital increase described in article 2, section 2.1 above.

     The Parties hereby agree that the purchase by Ursus Telecom Corporation of all the shares owned by Central Call and Mondial Telecom in the capital stock of Ursus Telecom France shall take place in three (3) successive installments each involving the purchase of thirty-three point thirty three percent (33.33 %) of the shares of capital stock owned respectively by Central Call and Mondial Telecom; the first purchase must take place on the first anniversary of the initial offering of Ursus Telecom Corporation on a regulated market or stock exchange in the United States, the second and third being carried out respectively on the second and third anniversaries of said initial offering.

     Nevertheless, Central Call and Mondial Telecom shall have the right to request that Ursus Telecom Corporation purchase the shares of stock that they own in the capital of Ursus Telecom France either in two (2) successive installments on the second and third anniversaries of the initial offering of Ursus Telecom Corporation on a regulated market or stock exchange in the United States, these purchases involving respectively sixty-six point sixty-six percent (66.66%) and thirty-three point thirty-three (33.33 %) of their shares of capital stock, or in a single purchase on the third anniversary of said initial offering, involving one hundred percent (100%) of their shares.

     The Parties agree that payment for the shares purchased by Ursus Telecom Corporation from Central Call and Mondial Telecom may be made in cash and/or in Ursus Telecom Corporation shares. If payment for the shares of capital stock is made in Ursus Telecom Corporation shares, the Parties shall do their utmost to insure, as soon as possible and in compliance with the applicable legal provisions, the possibility of offering said Ursus Telecom Corporation shares for sale on the market.

     The Parties also agree that the price of the shares of capital stock purchased by Ursus Telecom Corporation from Central Call and Mondial Telecom shall be determined on the basis of eight (8) months of Ursus Telecom France revenues calculated according to the average of the three
     (3) months of Ursus Telecom France revenues preceding any purchase made under the conditions set forth in the present section.


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4.4  Purchase by Central Call and Mondial Telecom of the shares of capital stock owned by Ursus Telecom Corporation

     If Ursus Telecom Corporation has not been offered on a regulated market or stock exchange in the United States three (3) years from the date the Protocol shall be signed, Central Call and Mondial Telecom shall purchase from Ursus Telecom Corporation, who hereby agrees to sell, a sufficient number of shares of capital stock so that each shall own twenty-five percent (25 %) of the capital stock of Ursus Telecom France plus one (1) share of capital stock.

     As soon as Central Call and Mondial Telecom each own twenty-five percent (25 %) plus one (1) share of the capital stock of Ursus Telecom France, and in the event Central Call and Mondial Telecom plan to sell all or part of their shares of capital stock to one or more third parties. Central Call and Mondial Telecom agree to purchase or to have purchased by the third-party assignee(s) all the shares owned by Ursus Telecom Corporation, if it so requests, under the same conditions, particularly as regards price, as those set forth for the sale planned by Central Call and Mondial Telecom.

Article 5 - Signing of a shareholder' agreement

The Parties agree to negotiate and sign, no later than the meeting of shareholders that shall convene to vote on the capital increase described in article 2, section 2.1 above, a shareholders' agreement that shall review, detail and finalize all the provisions cited by articles 1,2,3 and 4 above.

Article 6 - Term

The Protocol shall be entered into for a period of five (5) months from the date it is signed, unless this period shall be extended by mutual agreement of the Parties.

Article 7 - Confidentiality

The Parties agree that the Protocol and its provisions are and shall remain confidential, and that no disclosure or communication of information concerning this Protocol may be made in any form whatsoever, without the express and prior consent of each of the Parties, unless (i) said disclosure shall be made mandatory by law or the regulations in force or (ii) said disclosure shall be made in order to respond to requests issued by legal, administrative or stock exchange authorities or (ii) insofar as said disclosure shall be necessary for the completion of the transactions covered by the Protocol.

Article 8 - Entire Agreement

The Protocol expresses the entire and sole agreement of the Parties regarding the provisions covered thereby. Consequently the Protocol supersedes and replaces any contract, agreement, exchange of letters or verbal agreement that may have occurred between the Parties prior to the date the Protocol was signed and pertaining to the same purpose.

Article 9 - Attachments - Modification

9.1  Each of the Attachments shall be an integral part of the Protocol.

9.2 Any modification made to the Protocol may only result from an amendment signed by the Parties.


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

Article 10 - Costs

Each of the Parties shall pay its own costs, charges and other expenses of any kind whatsoever connected with the negotiation, preparation and implementation of the Protocol.

Article 11 - Notices

11.1 Any notice or communication of information issued under the Protocol shall only be effective if it is made in writing and delivered in person or sent by registered mail, return receipt requested, or by fax, this fax transmittal must be confirmed the same day by registered letter, return receipt requested. Said notice or communication shall be considered to have been received by the recipient Party/Parties, for personal deliveries, on the day of delivery, for a registered letter, return receipt requested, on the date indicated on the acknowledgement of receipt and for faxes, on the day the fax was sent.

11.2 All notices or information shall be sent to the addresses cited at the beginning of this Protocol or to any address previously indicated by the Party concerned to each of the other Parties in accordance with the terms stipulated in section 11.1 above.

Article 12 - Applicable law - Disputes

12.1 The Protocol shall be subject in all its provisions to French law.

12.2 The Parties shall endeavor to settle by amicable arrangement and in good faith any dispute that may arise among them in connection with the Protocol and pertaining to the validity, interpretation, the performance and the consequences thereof.

12.3 If settlement by amicable arrangement fails, any dispute between the Parties in connection with the Protocol and pertaining to the validity, interpretation, performance and the consequences thereof will be submitted to the exclusive competence of the Commercial Court of Paris.

Executed in Paris on November 20, 1997,
in three (3) original copies.


[Signed]
-----------------------------
For Ursus Telecom Corporation
Mr. Luca Giussani


[Signed]
-----------------------------
For Central Call
Mr. Guillaume de Beaurepaire


[Signed]
-----------------------------
For Mondial Telecom
Mr. Paul Henry Derly

                                  ATTACHMENT 1


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                              Ursus Telecom France
 A limited liability company with capitalization in the amount of 50,000 francs
                 Headquarters: 110, rue de Longchamp 75116 Paris

                                                             [Stamp - illegible]

                            ARTICLES OF INCORPORATION

The undersigned:

- Ursus Telecom Corporation, a company governed by the laws of the Sate of Florida (United States), headquartered at 440 Sawgrass Corporate Pkwy, Suite 112, Sunrise, FL 33325 USA, and represented by Mr. Luca Giussani,

- Mr. Guillaume de Beaurepaire, born November 5, 1941, of French nationality and residing at 7, rue Villaret de Joyeuse in Paris (75017),

Have decided to form a limited liability company and have adopted the articles of incorporation set forth hereinafter:

Article 1st - Form

A limited liability company governed by the laws and regulations in force, as well as by the present articles of incorporation is formed between the owners of the shares of capital stock created hereinafter and those that may be created subsequently.

Article 2 - Purpose

The purpose of the Company shall be:

- the installation and operation on French territory of telecommunications equipment set up or used to supply the public with telecommunications services,

- the supply and marketing of all telecommunications services open to competition and free enterprise,

- insofar as needed, and subject to procurement of the authorizations required by the French Postal and Telecommunications Code, the supply and marketing of telecommunications services subject to prior government authorization,

- all directly or indirectly by means of the creation or new companies and groups, contributions, limited partnerships, the subscription or purchase of company shares or rights, mergers, alliances, or the acquisition or granting in lease or lease-management of all assets and other rights,

- and generally, all industrial, commercial, financial, civil, personal or real property transactions that may be directly or indirectly connected with one of the purposes cited above or with any similar or related purpose.

                                     [sets of handwritten initials on all pages]

Article 3 - Name

The name of the Company shall be:

                              Ursus Telecom France

In all instruments and documents emanating from the Company, the company name must be immediately preceded or followed by the words "a limited liability company" or the initials "S.A.R.L." [Inc.] and the statement of the amount of capital stock.

Article 4 - Headquarters

The main office shall be located at:

                        110, rue de Longchamp 75116 Paris

The main office may be transferred to any other location in the same department or in a neighboring department by simple decision of its management subject to ratification by the next Ordinary General Meeting, and anywhere else in France pursuant to a vote of the Extraordinary General Meeting.

Article 5 - Term

The term of the Company shall be set at ninety-nine (99) years from the date of its registration in the Register of Commerce and Companies, unless the company shall be dissolved early or the term shall be extended.

Article 6 - Contributions

The undersigned make the following contributions to the Company:

Ursus Telecom Corporation, the cash amount of ....................49,900 francs,

Mr. Guillaume de Beaurepaire, the cash amount of ....................100 francs,

i.e., a total of .................................................50,000 francs.

Which sum was deposited, prior to this date, in the account opened in the name of the Company in formation at the Credit Lyonnais, Corporate Banking Center, Paris Kleber, as witnessed by a certificate issued by said bank on June 20, 1997.

Article 7 - Capital stock

The capital stock shall be set at fifty thousand francs (50,000 Frf.).

It shall be divided into five hundred (500) shares of one hundred (100) francs each, fully paid-up.

Article 8 - Shares of capital stock

The shares of capital stock shall be allocated as follows:

Ursus Telecom Corporation ...........................................499 shares,

Mr. Guillaume de Beaurepaire ...........................................1 share,

[Total] equal to the number of shares making up the capital stock ...500 shares.

Article 9 - Demand accounts

In addition to their contributions, the partners may loan or make available to the Company any amounts it may need. The conditions of withdrawal or repayment of these amounts shall be determined either by collective decision of the shareholders or by agreements between the management and the party concerned. If the advance is made by a manager, the conditions shall be set by collective decision of the shareholders. These agreements shall be subject to the audit procedures for agreements between the Company and one of its managers or shareholders.

Article 10 - Changes in capital stock

I - The capital stock may be increased, either through the creation of new shares, or by increasing the par value of the existing shares, pursuant to an extraordinary collective decision of the shareholders.

If the capital increase is carried out either in full or in part through contributions in kind, the decision of the shareholders pertaining to the capital increase must include the appraisal of each in-kind contribution, published in a report attached to this decision and prepared by an appraiser appointed by order of the Presiding Judge of the Commercial Court ruling at the request of the management.

II - The capital stock may also be reduced pursuant to an extraordinary collective decision of the shareholders, but in no case may it negatively impact the equality of the shareholders.

The reduction of capital stock to an amount less than the legal minimum may only be voted under the precedent condition of a capital increase intended to raise it to an amount at least equal to the minimum amount of capital stock required by law, unless the Company is being transformed into a company of another form.

Otherwise, any interested party may petition the court to dissolve the Company. This dissolution may not be ordered if, on the date the court rules on the issue, the situation has been regularized.

III - If the increase or decrease results in fractional shares, the shareholders shall be responsible for carrying out any purchase or sale of allocation rights or old shares to achieve the allocation of a whole number of new shares.

Article 11 - Subscription and representation of shares of capital stock

The shares of capital stock shall be subscribed in full by the shareholders and fully paid-up, whether they represent in-kind or cash contributions.

The shares of capital stock may never be represented by negotiable instruments.

Ownership of the shares arises solely from the present articles of incorporation, from subsequent instruments that may modify the capital stock, and from sales and allocations that may be accomplished in due form. Ownership of all the shares by a single shareholder will not result in the dissolution of the Company, that will continue to exist with a single shareholder.

Article 12 - Rights and obligations of the shares of capital stock

Each share of capital stock confers upon its owner an equal right to the Company profits, in the ownership of company assets and to the liquidation surplus. It also gives the right to one vote in all shareholder votes and proceedings.

The shareholders shall only be liable with regard to third parties up to the amount of their contribution.

Ownership of a share of capital stock carries with it by full right adherence to the articles of incorporation and to the resolutions duly ratified by the shareholders.

Article 13 - Indivisibility of the shares

The shares of capital stock shall be indivisible with respect to the Company. The joint co-owners are required to appoint one among them to represent them with respect to the Company. If no agreement is reached, the first co-owner shall have the right to decide to take action and have the court appoint a representative responsible for representing them.

Article 14 - Sale and transfer of partners' shares

I - Any sale of shares of capital stock must be recorded by a notarized instrument or simple contract.

To be binding on the Company, it must receive notification thereof by process served by a process server or be accepted by same in a notarized instrument. Service may be replaced by delivering the original of the deed of sale to the headquarters in exchange for a manager's certification of this delivery.

To be binding on third parties, it must also have been filed with the office of the clerk of the court and noted in the Register of Commerce and Companies.

II - Shares of capital stock shall be freely transferable among shareholders.

III - Shares of capital stock may only be sold between spouses, ascendants or descendants under the conditions and according to the procedure stipulated in article 45 of the law of July 24, 1966, for sales to third parties.

IV - Shares of capital stock shall be freely transferrable through succession or in the event of the liquidation of assets between spouses.

V - Shares of capital stock may only be sold to third parties outside the Company with the consent of the majority of shareholders representing at least three-fourths of the shares of capital stock.

When the Company consists of more than one shareholder, notice of the projected sale shall be given to the Company and to each of the shareholders by a process server or by registered letter, return receipt requested. Within eight days after this notice, the management must call a meeting of shareholders to discuss the projected sale of shares or consult the shareholders in writing regarding said projected sale. The assignor will be notified regarding the Company's decision, that need not be justified, by the management, by registered letter, return receipt requested

If the Company does not indicate its decision within three months from the last of the notices provided for in the present paragraph, consent for the sale shall be considered to have been granted.

If the Company denied consent for the sale, the seller may, within eight days from notice of this denial, indicate by registered letter, return receipt requested, that he is abandoning the intended sale.

If the seller does not abandon this intended sale, the shareholders shall be required to acquire or have acquired the shares at a price set by an expert appraiser under the conditions set forth in article 1843-4 of the Civil Code within three months from the denial of consent. At the request of the manager, this time period may be extended once by order of the Presiding Judge of the Commercial Court ruling on request.

The Company may also, with the consent of the selling shareholder, decide within the same time period to purchase the shares at the price set under the conditions cited above and to reduce its capital stock by the amount of the par value of the seller's shares. A payment period, that shall not exceed two years, may, upon justification, be granted to the Company by the Presiding Judge of the Commercial Court ruling by summary order. The amounts owed shall bear interest at the legal rate.

If none of the solutions have been implemented by the end of the time period, the shareholder may complete the sale as initially planned.

The preceding provisions shall be applicable to all sales, including in the event of a contribution in connection with a merger or a split or by way of an allocation in kind to the liquidation of another company.

Article 15 - Claims of the joint-property spouse

If the joint-property spouse of a shareholder indicates his/her intention to become a shareholder subsequent to a contribution of joint property made by said shareholder to the Company or to an acquisition of shares of capital stock completed by his/her spouse using joint property, this spouse may only acquire the status of shareholder if he/she is approved by the majority of shareholders representing at least three-fourths of the shares of capital stock. The spouse will be notified concerning the decision of the shareholders by registered letter, return receipt requested. Approval results either from notification of the decision or from the failure to respond within two months from the notice given by the spouse. In the event approval is denied, the shareholder spouse retains this status for all the shares.

Article 16 - Sole shareholder

In the event all the shares of capital stock of a limited liability company become owned by a single shareholder, the provisions of article 1844-5 of the Civil Code pertaining to legal dissolution shall not applicable.

Article 17 - Management

I - The Company shall be administered by one or more managers; these shall be individuals, whether shareholders or not, selected by the shareholders representing more than half of the capital stock, with our without limitation to the term of their mandate.

The manager(s) may receive compensation, that shall be set and may be modified by an ordinary decision of the shareholders.

II - In relations with third parties, the manager(s) has/have the most extensive powers possible to act in any circumstance on behalf of the Company, except for those powers assigned expressly to the shareholders by law.

The Company shall be bound even by acts of the manager that do not fall within the company purpose, unless it can be proven that the third party knew that the act exceeded this purpose or that this party could not have been ignorant of this fact considering the circumstances; publication of the articles of incorporation alone shall not be sufficient to constitute this proof.

III - In relations between shareholders, the manager may perform any acts of management in the interest of the Company.

IV - Managers shall be liable, individually and jointly, depending on the case, to the Company or to any third parties, either for violations of legal or regulatory provisions applicable to limited liability companies, or for violations of the articles of incorporation, or for errors committed during their management.

If several managers have cooperated in the same deeds, the court will determine the contributing share of each when repairing the damage.

No decision of the Meeting may have the effect of terminating an action for liability against the managers for errors committed in carrying out their mandate.

Article 18 - Auditors

One or more Auditors may or must be appointed in accordance with the conditions cited in article 64 of the law of July 24, 1966.

They shall be appointed for a term of six fiscal periods and perform their duties in accordance with the conditions and with the effects provided for by the legal and regulatory provisions in force.

Article 19 - Amendment between a manager or a shareholder and the company

The management or, if such exists, the Auditor, presents to the Meeting or encloses with the documents sent to the shareholders in the case of a written consultation, a report regarding the agreements signed by the Company and one of its managers or shareholders.

The Meeting shall vote on this report, which must contain the following information:

- a list of the agreements subject to the approval of the Meeting of shareholders;
-    the names of the managers of shareholders involved;
-    the nature and the purpose of said agreements;
- the basic terms of these agreements, more particularly the indication of the prices or rates used, of discounts or commissions granted, of payment schedules granted, of interest stipulated, of securities granted and, as necessary, any other indications that shall allow the shareholders to assess the advantage involved in signing the agreements analyzed;
- the importance of supplies delivered or of services provided, as well as the total of sums paid or received during the last fiscal period.

The manager or the shareholder involved may not take part in the voting, and his shares shall not be taken into consideration for the calculation of the quorum and of the majority.

Nevertheless, if there is no Auditor, the agreements signed by a manager who shall be not a shareholder shall be subject to the prior approval of the Meeting.

Agreements that are not approved nevertheless produce their effects on the manager, and if warranted, on the contracting shareholder to bear individually or jointly, depending on the case, the consequences of the contract that shall be detrimental to the Company.

These provisions extend to agreements entered into with a company of which an indefinitely liable shareholder, manager, director, chief executive officer, member of the directory or of the supervisory board, shall be simultaneously a manager or shareholder of the limited liability company.

These provisions shall not be applicable to agreements concerning customary transactions entered into under normal conditions.

Under penalty of invalidating the contract, managers or shareholders other than legal entities shall be prohibited from borrowing money from the Company in any form whatsoever, from having it grant them an overdraft on a demand or other type of account, and from having the company guarantee or secure their obligations to third parties. This prohibition applies to spouses, ascendants and descendants of managers or shareholders, as well as to any intermediaries and to the legal representatives of shareholders that are legal entities.

Article 20 - Collective decisions

In the event there are multiple shareholders, collective decisions shall be made, at management's choice, in a Meeting or by written consultation of the shareholders. Nevertheless, a Meeting must be called to vote on the approval of the annual accounts or at the request of one or more shareholders owning half of the shares of capital stock or owning one quarter of the shares of capital stock if they represent at least one quarter of the shareholders.

Shareholders shall be called to the Meetings by the management or, if this is not the case, by the Auditor, if such exists, or, if this is not the case, by a representative appointed by the court at the request of any shareholder. One or more shareholders owning half of the shares of capital stock or, if they represent at least one quarter of the shareholders, one quarter of the shares of capital stock, may request that a Meeting be called.

Notice of the meeting shall be given by registered letter sent to the shareholders at least fifteen days prior to the date of the meeting. This notice contains the agenda for the Meeting drawn up by the author of the notice of meeting. Any Meeting not duly called may be invalidated. Nevertheless, the action for invalidation shall not be admissible when all the shareholders were present or represented.

The Meeting of shareholders meets at the headquarters or at any other location indicated in the notice of meeting. It shall be chaired by the manager or one of the managers or, if neither of them is a shareholder, by the shareholder present and willing who owns or represents the largest number of shares of capital stock. If two shareholders who own or represent the same number of shares are willing, the Meeting shall be chaired by the eldest.

All proceedings of the Meeting of shareholders shall be recorded in minutes containing the required information, prepared and signed by the manager or managers, and, as needed, by the chairman of the meeting.

In the case of a written consultation, the management shall send to each shareholder, by registered mail, the text of the resolutions proposed as well as the documents necessary for the shareholders' information.

The shareholders have fifteen days from the date of receipt of the draft of the resolutions to transmit their vote to the management by registered mail. Any shareholder who has not responded within the time period indicated above shall be considered to have abstained.

In the event of a division of ownership, the voting right belongs to the bare-owner, except for decisions involving the allocation of the outcome, in which case it shall be reserved for the usufructuary.

The minutes shall be written in a numbered, initialed register or on separate sheets that shall also be numbered and initialed, in accordance with the prescribed conditions.

Copies or excerpts of the minutes of the meetings shall be validly certified true by one single manager.

Article 21 - Ordinary collective decisions

Decisions of the shareholders that involve neither modifications to the articles of incorporation nor the approval of a sale or changes in ownership of shares of capital stock, subscription or allocation rights shall be considered to be ordinary decisions.

Within six months following the end of each fiscal period, the shareholders shall be called to a Meeting to approve the accounts of said fiscal period and the allocation of the outcome.

Ordinary decisions shall be ratified by one or more shareholders representing more than half of the shares of capital stock. If this majority is not met, the decisions shall be made, upon a second consultation, by the majority of votes cast, regardless of the number of voters.

Nevertheless, decisions pertaining to the appointment or to the dismissal of a manager shall always be made by the absolute majority of shares of capital stock, and the matter may not be settled by a second consultation and the simple majority of votes cast.

Article 22 - Extraordinary collective decisions

Decisions concerning the modification of the articles of incorporation or the approval of sales or changes in ownership of shares of capital stock, subscription or allocation rights shall be considered to be extraordinary decisions.

Extraordinary decisions shall only be valid if they were ratified:

- unanimously, in the case of a change in the Company's nationality, the increase of a shareholder's obligation or the transformation of the Company into a general partnership, a limited partnership, a partnership limited by shares or into a civil company;

- by the majority of shareholders representing at least three-quarters of the shares of capital stock, in the case of the approval of new shareholders or the authorization to pledge shares as collateral;

- by the shareholders representing at least three-quarters of the shares for all other extraordinary decisions.

Article 23 - Shareholders' right to information

All shareholders have a permanent right to information whose scope and methods of practice shall be determined by the regulatory provisions in force.

Prior to any Meeting or written consultation, the shareholders have the right to obtain any documents and information, that are sent to them or that are made available to them in accordance with the conditions set by the legal and regulatory provisions in force.

Article 24 Fiscal period - Company accounts

Each fiscal period lasts for one year, that shall begin on January 1 and ends on December 31.

Exceptionally, the first fiscal period shall begin on the day of registration in the Register of Commerce and Companies and shall end on December 31, 1998.

At the end of each fiscal period, the management shall prepare the inventory, the annual accounts and notes and drafts a written management report. These documents, as well as the text of the resolutions proposed and, as needed, the Auditor's report, shall be sent to the shareholders in accordance with the conditions and schedules set forth by the regulatory provisions. As of this transmittal, any shareholder has the right to ask written questions to which the management shall be required to respond during the Meeting.

A General Meeting called to vote on the accounts for the expired fiscal period must be convened within six months after the end of the fiscal period or, in the event of an extension, within the period set by decision of the court.

Article 25 - Allocation and distribution of profits

The General Meeting distributes the distributable profit as such shall be defined by law among all the shareholders in proportion to the number of shares owned by each.

It shall also determine the method of payment.

The General Meeting may decide to distribute sums withdrawn from the reserves available to it by indicating expressly the reserve categories from which the withdrawals were made. Nevertheless, dividends are, by priority, taken from the distributable profit for the fiscal period.

The General Meeting may also decide to allocate distributable amounts to the reserves and to the carry forward balance in full or in part.

No distribution may be made when shareholders' equity is or, as a result of this distribution, would be less than the amount of capital plus reserves that the law establishes as the limit for distribution.

Article 26 - Shareholders' equity less than half of the capital stock

If, as a result of losses recorded in the accounting documents, the shareholders' equity in the Company falls to less than half of the capital stock, the management must, within four months following the approval of the accounts that disclosed this loss, consult the shareholders in order to decide if the early dissolution of the Company is warranted.

If the dissolution is not declared, subject to the legal provisions pertaining to the minimum capital in limited liability companies and within the time period set by law, the capital must be reduced by an amount equal to the losses that could not be applied to the reserves if the shareholders' equity has not once again become at least equal to half of the capital stock within this period.

In any event, the decision of the General Meeting must be published in accordance with legal and regulatory conditions.

If these requirements are not obeyed, any interested party may request that the court dissolve the Company. This shall be also true if the Meeting was unable to transact business validly.

Article 27 - Dissolution-Liquidation

The Company shall be dissolved when its term expires, unless this has been extended, in the event its purpose has been completed or terminated, by court decision on valid grounds.

Early dissolution may be decided upon at any time by the shareholders representing three-quarters of the shares of capital stock.

The Company shall be in liquidation as soon as it shall be dissolved, regardless of the reason.

The legal status of the Company continues to exist, for the purposes of the liquidation, until the end of this liquidation. The dissolution of the Company only produces its effects with respect to third parties from the date when it shall be published in the Register of commerce and companies. The note "company in liquidation," as well as the name of the liquidator or liquidators must appear on all instruments and documents emanating from the Company.

Management duties shall be terminated by the dissolution of the Company. The collective of shareholders shall retain its powers and determine the method of liquidation; it shall appoint one or more liquidators, selected from among or outside the shareholders, and determine their powers. The liquidation shall be carried out in compliance with the law.

After redemption of all the shares of capital stock, the liquidation surplus shall be distributed among the shareholders in proportion to the number of shares belonging to each of them.

In the event all the shares are owned by a single shareholder, the dissolution that may thereby arise shall result in the universal transfer of the assets, without giving rise to liquidation.

Article 28 - Disputes

In the event of multiple shareholders, any disputes that may arise during the term of the Company or during its liquidation among the shareholders or between the Company and the shareholders pertaining to company affairs or to the performance of these articles of incorporation shall be submitted to the competent courts.

Executed in Paris on June 27, 1997
In as many copies as required by law


[Signed]


[Signed]
--------------------------
Ursus Telecom Corporation


[Signed]
--------------------------
Guillaume de Beaurepaire

                                 AMENDMENT NO. 1

                                     TO THE

                              PROTOCOL OF AGREEMENT

                              of November 20, 1997

Between the undersigned:

Ursus Telecom Corporation, a company governed by the laws of the state of Florida (United States), headquartered at 440 Sawgrass Corporate Pkwy., Suite 112, Sunrise, FL 33325 USA, and represented by Mr. Luca Giussani, hereinafter referred to as "Ursus Telecom Corporation,"

                                                As party of the first part,

And,

Central Call International, a limited liability company with capital in the amount of 50,000 francs, headquartered at 110, rue de Longchamp in Paris (75116), registered in the Register of Commerce and Companies of Paris under the number B 395 189 061, and represented by its manager, Mr. Guillaume de Beaurepaire, hereinafter referred to as "Central Call,"

                                                As party of the second part,

And,

Mondial Telecom, a limited liability company with capital in the amount of 55,000 francs, headquartered at 34, boulevard Exelmans in Paris (75016), which is in the process of being assigned a registration number in the Register of Commerce and Companies of Paris following the transfer of its headquarters from Papeete to Paris, and represented by its manager, Mr. Paul Henry Derly, hereinafter referred to as "Mondial Telecom,"

                                                As party of the third part.

It being specified that "Parties" indicates all the Parties indiscriminately, and that "Party" indicates any one of the Parties to the present amendment No. 1 of the protocol of agreement dated November 20, 1997.

                                              [handwritten initials at bottom of
                                              all pages]

IT HAS BEEN PREVIOUSLY ESTABLISHED:

(A) On November 20, 1997, Ursus Telecom Corporation, Central Call and Mondial Telecom entered into a protocol of agreement (hereinafter the "Protocol") that sets forth the basic principles and terms of the partnership that the Parties decided to establish between themselves for the operation and development of Ursus Telecom France (as this term is defined in the Protocol).

(B) Ursus Telecom Corporation, Central Call and Mondial Telecom have expressly agreed in accordance with the Protocol that certain of its provisions shall be reviewed, detailed and finalized in definitive agreements that must be signed by the Parties or by the Parties and Ursus Telecom France.

(C) Ursus Telecom Corporation, Central Call and Mondial Telecom have nevertheless indicated the desire to make certain modifications to the Protocol for the purpose of facilitating the operation and development of Ursus Telecom France, as well as the settlement of the definitive agreements cited above.

(D)  Consequently, and in compliance with the provisions of article 9, section
     9.2 of the Protocol, Ursus Telecom Corporation, Central Call and Mondial Telecom decided to sign the present amendment No. 1 to the Protocol (hereinafter "Amendment No. 1").

THIS BEING ESTABLISHED, IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - Operation of Ursus Telecom France

     The Parties decide to modify the provisions of article 1, section 1.1, second paragraph of the Protocol pertaining to the operation of Ursus Telecom France.

     The Parties therefore agree that the partnership that they decided to form between themselves requires start-up of the operation of Ursus Telecom France as soon as possible and no later than January 31, 1998, it being specified that this date may in no case be postponed or delayed for any reason whatsoever, except for a case of force majeure.

Article 2 - Obligations of Ursus Telecom Corporation

     The Parties decide to modify and to complete the provisions of article 1, section 1.2, first and second paragraphs of the Protocol pertaining to the obligations of Ursus Telecom Corporation.

     Ursus Telecom Corporation binds itself to make available to Ursus Telecom France, under the conditions and in accordance with the terms that shall be set forth in a definitive agreement between Ursus Telecom Corporation and Ursus Telecom France, all the technical equipment, principally the switch and the "groomers" described in Attachment 2 of the Protocol, that shall be indispensable to the operation of Ursus Telecom France, a list whereof shall be established in the aforementioned definitive agreement.

     Ursus Telecom Corporation agrees to make the technical equipment cited in the previous paragraph available to Ursus Telecom France within a sufficient time period so as to allow the start-up of the operation of Ursus Telecom France under the conditions described in article 1 above.

Article 3 - Obligations of Central Call and of Mondial Telecom

     The Parties decide to modify and complete the provisions of article 1, section 1.4, fourth and fifth paragraphs of the Protocol pertaining to the non-competition obligations of Central Call and Mondial Telecom with respect to Ursus Telecom Corporation and Ursus Telecom France.

     Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, bind themselves with respect to Ursus Telecom Corporation, as of the arrival in Paris of the technical equipment described in article 2 above and subject to the provisions stipulated in the following paragraph, not to carry out, directly or indirectly, in any manner whatsoever, any activity likely to compete with the activities of Ursus Telecom France, not to be involved or participate in any investment, directly or indirectly, in any business likely to compete with Ursus Telecom France, for as long as Central Call and Mondial Telecom shall be shareholders in Ursus Telecom France pursuant to the provisions of article 2 of the Protocol and/or, if necessary, as long as Mr. Guillaume de Beaurepaire and/or Mr. Paul-Henry Derly shall be shareholders in Ursus Telecom France or bound to Ursus Telecom France by an employment contract.

     As a consequence of the foregoing, Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, agree to offer first and on a priority basis to Ursus Telecom Corporation and to Ursus Telecom France all projects involving activities that are similar or related to those carried out by Ursus Telecom France. Nevertheless, the Parties agree that Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, may have direct or indirect interests in such activities if the projects presented were not previously accepted in writing by Ursus Telecom Corporation and Ursus Telecom France within thirty (30) days from notification of Ursus Telecom Corporation and Ursus Telecom France concerning said projects by the Party or the Parties concerned.

     In the event Central Call and/or Mondial Telecom cease to be shareholders in Ursus Telecom France and/or, if necessary, in the event Mr. Guillaume de Beaurepaire and/or Mr. Paul-Henry Derly cease to be shareholders in Ursus Telecom France or are no longer bound to Ursus Telecom France by an employment contract, and for a period of one (1) year from the loss of the status as shareholder and/or as employee of Ursus Telecom France, Central Call and Mondial Telecom, as well as Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, agree to submit to Ursus Telecom Corporation and to Ursus Telecom France all projects involving activities in the area of the telecommunications industry in France and to carry out such activities [only] if Ursus Telecom Corporation and Ursus Telecom France have informed the Party or the Parties concerned within thirty (30) days from submission of the aforementioned projects of their intention not to become involved in said activities.

     Central Call and Mondial Telecom, as well as Mr. Guillaume do Beaurepaire and Mr. Paul-Henry Derly, these latter acting on their own behalf, agree, in the event Central Call and/or Mondial Telecom cease to be shareholders in Ursus Telecom France and/or, should the occasion arise, in the event Mr. Guillaume de Beaurepaire and/or Mr. Paul-Henry Derly are not longer bound to Ursus Telecom France by an employment contract, and for one (1) year from the loss of status as shareholder and/or as employee of Ursus Telecom France, not to hire or attempt to hire or even recruit any person employed by Ursus Telecom France.

Article 4 - Effective date of the entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France

     The Parties decide to modify the provisions of article 2, section 2.2 of the Protocol pertaining to the effective date of the entry of Central Call and Mondial Telecom into the capital of Ursus Telecom France as a result of the modifications set forth in article 1 above.

     Central Call and Mondial Telecom must purchase Ursus Telecom France capital stock no later than January 31, 1998, it being specified that if on this date the increase in Ursus Telecom France capital stock has not been completed, the Parties shall meet to set a new date that, in any event, may not result in extending the term of the Protocol as such is stipulated in article 6 of the Protocol.

Article 5 - Purchase by Ursus Telecom Corporation of the capital stock owned by Central Call and Mondial Telecom

     The Parties decide to replace purely and simply the provisions of article 4, section 4.3 of the Protocol with the provisions of the present article 5 of Amendment No. 1.

     In the event Ursus Telecom Corporation is offered on a regulated market or stock exchange in the United States, Ursus Telecom Corporation agrees to purchase all the stock shares owned by Central Call and Mondial Telecom in the capital of Ursus Telecom France, and, if necessary, by Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, if these latter so request, under the conditions and in accordance with the terms to be defined in a definitive agreement signed by the Parties no later than the General Meeting of Shareholders that shall meet to vote on the capital increase described in article 2, section 2.1 of the Protocol.

     The Parties hereby agree that the purchase by Ursus Telecom Corporation of all the shares of stock owned by Central Call and Mondial Telecom and, if necessary, by Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly, in the capital of Ursus Telecom France shall take place in three (3) successive installments each involving the purchase of thirty-three point thirty-three percent (33.33%) of the shares owned by Central Call and Mondial Telecom respectively, and, if necessary, by Mr. Guillaume de Beaurepaire and Mr. Paul-Henry Derly; the first instalment purchase must occur on the first anniversary of the initial offering of Ursus Telecom Corporation on a regulated market or stock exchange in the United States; the second and third instalment purchase shall be completed on the second and third anniversaries respectively of said initial offering.

     Nevertheless, Central Call and Mondial Telecom, and, if necessary, Mr. Guillaume de Beaurepaire and Mr. Paul-Henri Derly, shall have the right to request that Ursus Telecom Corporation purchase the shares of stock that they own in the capital of Ursus Telecom France either in two (2) successive installments on the second and third anniversaries of the initial offering of Ursus Telecom Corporation on a regulated market or stock exchange in the United States, each purchase involving respectively sixty-six point sixty-six percent (66.66%) and thirty-three point thirty-three percent (33.33%) of their shares of capital stock, or in a single purchase on the third anniversary of said initial offering involving one hundred percent (100%) of their shares of capital stock.

     The Parties agree that in the event Ursus Telecom Corporation purchases the shares of Ursus Telecom France capital stock owned by Central Call and Mondial Telecom, and, if necessary, by Mr. Guillaume de Beaurepaire and Mr. Paul-Henri Derly, the price of said shares shall be determined in the following manner.

     (i) The prime cost of all the shares of Ursus Telecom France owned by Central Call and Mondial Telecom and, if necessary, by Mr. Guillaume de Beaurepaire and Mr. Paul-Henri Derly, shall be equal to three (3) and one half months of Ursus Telecom France revenues, with the stipulation that one (1) month of revenues shall correspond to the average of Ursus Telecom France revenues for the months of February 1998, March 1998 and April 1998. The prime cost for all the shares of Ursus Telecom France capital stock purchased by Ursus Telecom Corporation under the conditions set forth in the preceding provisions of the present article shall be paid in cash, and payment of this cost by Ursus Telecom Corporation shall take place in advance within a maximum of six (6) months from the initial offering of Ursus Telecom Corporation on a regulated market or stock exchange in the United States.

     (ii) One or more price supplements for the shares of Ursus Telecom France capital stock purchased by Ursus Telecom Corporation from Central Call and Mondial Telecom and, if necessary, from Mr. Guillaume de Beaurepaire and Mr. Paul-Henri Derly, shall be determined at the time of the purchase or purchases of said shares completed in accordance with the aforementioned provisions of the present article. Each price supplement due by virtue of said purchase or purchases shall correspond to the percentage of the total value of Ursus Telecom France represented by the shares of capital stock purchased. The total value of Ursus Telecom France taken into consideration for the determination of the price supplement or supplements for the aforementioned shares shall be equal to eight (8) times the difference between three (3) months of Ursus Telecom France revenues, with the stipulation that one (1) month of revenues shall correspond to the average of the three (3) months of Ursus Telecom France revenues preceding the purchase or purchases of capital stock shares, and the fraction of the prime cost paid by Ursus Telecom Corporation pursuant to (i) above corresponding to the fraction of shares of capital stock sold. The price supplement or supplements for all the shares of capital stock of Ursus Telecom France purchased by Ursus Telecom Corporation from Central Call and Mondial Telecom, and, if necessary from Mr. Guillaume de Beaurepaire and Mr. Paul-Henri Derly, shall be paid in Ursus Telecom Corporation shares, and payment of this price supplement or these price supplements by Ursus Telecom Corporation shall take place at the time of the purchase or purchases of the shares of capital stock; the Parties additionally agree to do their utmost to insure, as soon as possible and in compliance with applicable legal provisions, the possibility of offering the shares of Ursus Telecom Corporation for sale on the market. Nevertheless, the aforementioned price supplement or supplements may be paid in cash at the sole discretion of Ursus Telecom Corporation. In this case, the total value of Ursus Telecom France taken into consideration to determine the price supplement or supplements for the shares purchased shall be equal to five (5) and one half times the difference between three (3) months of Ursus Telecom France revenues, with the stipulation that one (1) month of revenues shall correspond to the average of the three (3) months of Ursus Telecom France revenues preceding the purchase or purchases of capital stock shares, and the fraction of the prime cost paid by Ursus Telecom Corporation pursuant to (i) above corresponding to the fraction of capital stock shares purchased.

Article 6 - Costs

Each of the Parties shall bear its own costs, charges and other expenses of any kind related to the negotiation, preparation and implementation of Amendment No. 1.

Article 7 - Notices

Any notice or communication of information carried out under Amendment No. 1 shall only be effective if it is accomplished according to the conditions set forth by the provisions of article 11 of the Protocol.

Article 8 - Scope of Amendment No. 1

Only the provisions of the Protocol that are expressly cited above are completed or modified by Amendment No. 1.

Article 9 - Applicable law. Disputes

9.1  Amendment No. 1 shall be subject in all its provisions to French law.

9.2 The Parties shall endeavor to settle by amicable arrangement and in good faith any disputes that may arise between them in connection with Amendment No. 1 and pertaining to the validity, its performance and the consequences thereof.

9.3 If settlement by amicable arrangement fails, any litigation between the Parties related to Amendment No. 1 and regarding the validity, interpretation, performance and the consequences thereof, shall be submitted to the exclusive competence of the Court of Commerce of Paris.

Executed in Paris on January 6, 1998.
And signed in three (3) original copies.


--------------------------------
For Ursus Telecom Corporation
Mr. Luca Giussani


[Signed]
--------------------------------
For Central Call
Mr. Guillaume de Beaurepaire


[Signed]
--------------------------------
For Mondial Telecom
Mr. Paul Henry Derly